UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Report): April 30, 2008

ELANDIA INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51805	71-0861848
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 Cordova Road

Suite 312

Fort Lauderdale, FL 33316

(Address of principal executive offices) (Zip Code)

(954) 728-9090

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise indicated in this Current Report or the context otherwise requires, all references in this Current Report to “eLandia,” the “Company,” “us,” “our” or “we” are to eLandia International Inc.

Item 1.01	Entry of a Material Definitive Agreement.

As previously disclosed, effective February 20, 2008, we entered into a Preferred Stock Purchase Agreement (the “Purchase Agreement”) with Stanford International Bank Ltd., our principal stockholder (“SIBL”), pursuant to which SIBL agreed to purchase from us for an aggregate purchase price of $40 million, to be funded in various installments (i) up to 5,925,926 shares of our Series B Convertible Preferred Stock (the “Series B Preferred Stock”); and (ii) warrants granting to SIBL, and/or its assigns, the right to purchase up to 4,158,000 shares of our common stock (the “Warrants”). Also as previously disclosed, pursuant to a First Amendment to Preferred Stock Purchase Agreement, SIBL agreed to accelerate the funding of $8 million under the Purchase Agreement through the purchase of 1,185,184 shares of Series B Preferred Stock and the Warrants to purchase 4,158,000 of our common stock on February 28, 2008. The proceeds of this funding were used for the payment to Laurus Master Fund, Ltd. of certain obligations of Latin Node, Inc., our subsidiary.

Under the Purchase Agreement, SIBL also agreed to purchase, during the 90-day period following December 31, 2008, an additional $20 million of Series B Preferred Stock along with Warrants to purchase up to 2,079,111 shares of our common stock (the “Additional Funding”). The Additional Funding obligation of SIBL is subject to reduction, on a dollar-for-dollar basis, by the amount of any third party equity investments obtained by us prior to December 31, 2008.

Pursuant to various stock purchase agreements, SIBL agreed to purchase up to $5 million of our common stock from certain shareholders (the “Selling Shareholders”). We are a party to such stock purchase agreements for the purpose of exchanging mutual releases with the Selling Shareholders and to benefit from certain lock-up provisions applicable to the shares of our common stock retained by the Selling Shareholders. In connection with our entry into the various stock purchase agreements, we entered into a Second Amendment to Preferred Stock Purchase Agreement (the “Second Amendment”) dated April 30, 2008. Pursuant to the terms of the Second Amendment, SIBL and the Company further amended the Purchase Agreement to reduce the Additional Funding obligation of SIBL by the amount of the aggregate purchase price paid by SIBL to the Selling Shareholders. In addition, the Purchase Agreement was amended to further accelerate SIBL’s funding of the balance of the initial commitment, in the amount of $32 million, providing for eight fundings of $4 million each between April 18 and June 20, 2008.

The foregoing is merely a summary of the terms and conditions of the transaction described above and does not purport to be a complete discussion of such transaction. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Second Amendment attached as an exhibit to this Current Report and incorporated by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Second Amendment to Preferred Stock Purchase Agreement, dated April 30, 2008, by and between eLandia and SIBL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELANDIA INTERNATIONAL INC.

Dated: May 6, 2008	By:	/s/ Harley L. Rollins
Harley L. Rollins
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Second Amendment to Preferred Stock Purchase Agreement, dated April 30, 2008, by and between eLandia and SIBL.

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